Exhibit 1.01

Silicon Graphics International Corp.
Conflict Minerals Report
For The Year Ended December 31, 2015

This Conflict Minerals Report for the year ended December 31, 2015 is presented by Silicon Graphics International Corp. to comply with Rule 13p-1 under the Securities Exchange Act of 1934 ("the Rule").

This Conflict Minerals Report ("this Report") contains forward-looking statements regarding our business, products, and conflict minerals efforts, including steps we intend to take to mitigate the risk that 3TGs in our products benefit armed groups (identified as a perpetrator of serious human rights abuses) in the Democratic Republic of the Congo (DRC) or an adjoining country.  Words such as "expects," intends," "believes," strives," and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report.  Additionally, statements concerning future matters that are not historical are forward-looking statements.

Although forward-looking statements in this Report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.  Factors that could cause or contribute to such differences in results and outcomes include without limitation: the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate; the risk that smelters or refiners (processing facilities) may not participate in the Conflict Free Smelter Program (CFSP), which is a voluntary initiative in which independent third parties audit processing facilities' procurement and processing activities and determine if the processing facilities maintain sufficient documentation to reasonably demonstrate conflict-free sourcing; as well as risks discussed under the heading "Risk Factors" in our most recent Quarterly Report on Form 10-Q related to our customer concentrations, our dependence on a limited number of third-party suppliers and our being subject to government regulations and policies.  Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this Report.  We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.  Throughout this Report, whenever a reference is made to our website, such reference does not incorporate information from the website by reference into this Report unless specifically identified as such.

Silicon Graphics International Corp. (herein referred to as "SGI," the "Company," "we," "us," or "our") manufactures or contracts to manufacture products as to which tin, tungsten, tantalum and/or gold (herein referred to as 3TGs) are necessary to the functionality or production of such products. The term "conflict minerals" is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country.

Based on a reasonable country of origin inquiry ("RCOI"), SGI has reason to believe that a portion of its necessary 3TGs may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, sometimes referred to as the "Covered Countries") and has reason to believe that those necessary 3TGs may not be from recycle or scrap sources, but it is currently unknown if those 3TGs finance conflict. Due to this determination SGI conducted due diligence on the source of these necessary conflict minerals and prepared this Conflict Minerals Report.

Company Overview

This Report has been prepared by SGI and includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

SGI is a global leader in high performance solutions for compute, data analytics and data management, that enable customers to accelerate time to discovery, innovation, and profitability. We are focused on helping customers solve their most demanding business and technology challenges.

We develop, market and sell a broad line of low cost, mid-range and high-end scale-out and scale-up servers, enterprise-class storage, differentiating software and designed-to-order solutions for large-scale data center deployments, coupled with global support and highly experienced professional services. SGI solutions are designed to deliver high impact results with lower total cost of ownership and to achieve industry-leading speed, scale and efficiency.

SGI solutions are utilized by scientific, business and government communities to fulfill highly compute-intensive application needs in petascale and exascale environments. Delivering industry-leading computing power and fast and efficient data movement, both within the computing system and to and from large-scale data storage installations, SGI systems enable customers to access, analyze, transform, manage and visualize information in real and near real-time.

Our goal is to accelerate time to results in key markets, including federal government, defense and strategic systems, weather and climate, physical and life sciences, energy (including oil and gas), aerospace, automotive manufacturing, internet, financial services, education and research institutions and media and entertainment.

SGI achieves competitive differentiation through compute and storage solutions built with innovative architectural advantages utilizing industry standard components and tight integration. By designing for performance, power, density and scalability; optimizing interconnections between layers; and engineering to reduce overhead and accelerate deployment, SGI solutions deliver industry leading speed, scale and efficiency.

SGI has approximately 1,100 employees and approximately 550 granted and pending patents and patent applications worldwide. SGI serves over 3,800 customers and sells products and services in about 50 countries through a direct and indirect sales force, including original equipment manufacturers, system integrators and value added resellers. SGI has over 130 active partners. During our fiscal years of 2013 through 2016, international revenue has ranged between 35 to 55% of total revenue.

SGI is committed to taking the necessary steps to comply with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("the Dodd-Frank Act") that was approved by the U.S. Securities and Exchange Commission ("SEC") and SGI is implementing a due-diligence process to meet our obligations. SGI's goal is to eliminate conflict minerals that benefit armed groups in Covered Countries from SGI's products. SGI supports its suppliers in seeking a mutually sustainable solution for SGI's entire supply chain, including its indirect suppliers, by providing educational materials, guidance, and a supplier portal for the submission of conflict minerals information.

For additional information, please see http://www.sgi.com/company_info/environment/conflict_minerals.html.

SGI Products

SGI develops, markets, and sells a broad line of low cost, mid-range and high-end scale-out and scale-up servers, enterprise-class storage, differentiating software and designed-to-order solutions for large-scale data center deployments, coupled with global support and highly experienced professional services. SGI solutions are designed to deliver high impact results with lower total cost of ownership at the extremes of speed, scale and efficiency. Our broad and complex product range may contain 3TGs within the following list of components among others:
•	Tantalum in capacitors,
•	Tin in soldered components, circuit boards and tin plating
•	Tungsten in coatings, alloys, heating elements and electrodes
•	Gold in circuit boards, electrodes, semiconductors, electric plating and electronic components.

Reasonable Country of Origin Inquiry

SGI's reasonable country of origin inquiry (RCOI) employed a combination of measures to determine whether the necessary 3TGs in SGI products originated from the Covered Countries. The primary means of determining country of origin of necessary 3TGs was to analyze the supply base and then conduct a supply chain survey with SGI's direct suppliers, including contract manufacturers, using the Electronic Industry Citizenship Coalition ("EICC") and Global e-Sustainability Initiative ("GeSI") Conflict Minerals Reporting Template ("CMRT"), version 4.01b.  To assist SGI with its overall conflict minerals program implementation, SGI contracted with Assent Compliance, a leading compliance solutions service provider, who conducted the survey on SGI's behalf.  In addition, SGI also provided support to its direct suppliers to facilitate their obtaining conflict minerals information down through the SGI supply chain.

 For the RCOI, SGI began the analysis and scoping process by extracting current suppliers from SGI's Preferred Supplier List. The list was then filtered to remove suppliers of services only and inactive suppliers from which SGI did not purchase in 2015 with the resulting list representing SGI suppliers that provided SGI with components used in its products during 2015. As a further step, the list of direct suppliers, along with their current contact information, was further screened for the following the factors:
•
Parts supplied by supplier that did not end up in the final product. (This includes equipment used to make the product but is not a part of the actual product sold by SGI; i.e.: Industrial equipment, computers, etc.)

•	Suppliers were test labs service providers. (i.e.: Providers that test the resistance or durability of a product.)
•	Suppliers supplied parts to SGI for SGI products that were no longer sold by SGI on or after January 1, 2015.

Following the analysis and screening, the supplier survey was conducted of the remaining suppliers.  Each one received letters of explanation about the requirements of the Conflict Minerals Rule and the industry-standard CMRT form to be completed. Suppliers were asked to respond to SGI's service provider electronically via a SaaS platform that enables suppliers to complete and track communications and upload their completed CMRT forms directly to the tool for validation, risk assessment and management. Suppliers were also requested to provide Smelter or Refiners (SORs) information on the Smelter Tab of the CMRT. The results of this can be found in Appendix A below.

Communication to SGI's direct, pre-screened suppliers also included training and education on the completion of the CMRT form to alleviate confusion and ensure the accuracy of supplier responses. Educational resources also included training or support in risk mitigation to its suppliers. In order to ensure that suppliers are aware of their requirements for conflict minerals, SGI began to include our conflict minerals policy in supplier contracts and in purchase order terms and conditions.

SGI's communication included follow-up to non-responsive, in-scope suppliers who were contacted a minimum of three times through the platform and then were also contacted by SGI's service provider team in one-on-one communications. Supplier survey responses received were reviewed for completeness and consistency. Supplier reports submitted with missing information or inconsistent responses to the survey questions were classified as "invalid," and the supplier was contacted and requested to resubmit a valid report. SGI's RCOI inquiry and our program for 2015 included automated data validation on all submitted CMRTs. The goal of data validation was to increase the accuracy of submissions and identify any contradictory answers in the CMRT.

Design of Due Diligence Measures

SGI's due diligence measures have been designed to conform in all material respects with the framework in The Organisation for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten ("OECD Guidance"). When SGI designed our due diligence measures, we took into account our individual facts and circumstances, particularly our position in the supply chain, and the OECD recommendations for downstream actors with no direct relationships to smelters or refiners.

SGI is a purchaser of materials, parts, components and manufactured products and is many steps downstream in the minerals supply chain from smelters and refiners.  SGI does not purchase raw ore or unrefined conflict minerals.  Smelters and refiners are the consolidation points for raw ore and the OECD Guidance allocates to them the obligation to conduct due diligence on the source and chain of custody of the origin of raw ore.  The key role for SGI as a downstream actor under the OECD Guidance is to identify the smelters and refiners in the supply chain for SGI's products and review the due diligence processes of those entities through information available to SGI via due diligence assessment programs such as the CFSI Conflict-Free Smelter Program.

SGI's design of due diligence measures features the following elements which are further set forth in the Description of Due Diligence Measures: (1) establishment of internal company management systems; (2) identification and assessment of conflict mineral risk in the supply chain; (3) design of a process to respond to risks as they are identified; (4) use of resources provided by industry organizations who carry out specific due diligence practices; and (5) preparation of this annual Conflict Minerals Report.

Description of Due Diligence Measures

(1) Establishment of Strong Internal Company Management Systems
SGI has established an internal management system for conflict minerals compliance and reporting, which is bolstered by operational controls instituted at SGI. Our management system is sponsored and overseen by SGI's Chief Operations Officer and is managed by a team of subject matter experts from relevant functions, including:
•	Product Design and Compliance Engineering
•	Legal
•	Information Technology
•	Supply Chain Management
•	Environmental, Health and Safety

SGI's team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by SGI's Product Design and Compliance Manager who acts as the Conflict Minerals Program Manager. The Program Manager is responsible for overseeing the work performed by SGI's service provider engaged by SGI to help manage its conflict minerals program and for ensuring that follow up tasks and action items arising from the due diligence process are assigned to appropriate SGI personnel and completed. Senior management is briefed about the results of our due diligence efforts on a regular basis.

SGI has adopted a company conflict minerals policy which is posted on our website at:
http://www.sgi.com/company_info/environment/conflict_minerals.html

SGI's commitment to responsible sourcing is also described in our Supplier Guidelines at: http://www.sgi.com/company_info/supplier_guidelines/

It is SGI's policy to retain relevant documentation as required by law or regulation which would also apply to the conflict minerals regulation and any of its specific retention requirements.  SGI's Records Retention Policy sets up an orderly program for maintaining and disposing of all types of information generated by SGI with the goal of enabling maximum compliance with applicable legal rules, minimizing accidental destruction of needed information, and facilitating SGI's operations by promoting efficiency and optimal use of valuable storage space.  In accordance with the SGI's Records Retention Policy, SGI's General Counsel may periodically commission reviews of the specific records retention schedules to ensure that best efforts are being made to follow the Records Retention Policy as consistently as possible.

SGI's operational control systems include, but are not limited to, the SGI Code of Conduct which outlines expected behaviors for all SGI employees.  To assist with the enforcement of SGI's Code of Conduct, SGI has grievance mechanisms in place whereby SGI employees can report violations to SGI's Policies, including an 800 number "Integrity Line" and a website for employee use with an internet reporting form and published email addresses that go directly to SGI's Compliance Officer or the Chair of the Board's Audit Committee.

Additional operational controls are in SGI's Supplier Guidelines and in compliance with laws and clauses in SGI contract templates and Purchase Order Terms and Conditions. Our current purchase order terms and conditions and contract templates require SGI suppliers to comply with laws and regulations as they relate to activities with SGI and also those which govern the SGI suppliers' products and product distribution; SGI suppliers are required to provide accurate information for compliance purposes.

With respect to the OECD requirement to strengthen engagement with suppliers, SGI has, through its service provider, provided education on the conflict minerals regulation and its requirements, and has further communicated SGI's expectations for a continuing business relationship. SGI has leveraged the existing communications within the company, specifically with procurement/supply chain to encourage supplier participation and understanding of the requirement for completion. Feedback from this engagement has resulted in enhanced focus by SGI's direct suppliers and allowed our suppliers to set clear communications down the supply chain.

(2) Identification and Assessment of Risks

Based on the smelter lists provided by its suppliers, SGI is aware of 320 smelters or refiners from the list that have been validated by the CFSI. Of those valid smelters or refiners, 215 are certified conflict-free. Of the facilities that have not yet been certified conflict-free, 48 are currently in the process of being audited. Many suppliers are still unable to provide the smelters or refiners used for materials supplied to us.  Furthermore, many of the responses provided at the company or division level indicated an "unknown" status in determining the origin of 3TGs.

In consonance with the OECD Guidelines, SGI endeavored to understand risk levels associated with smelters and refiners of conflict minerals in the supply chain that are not certified as DRC-Conflict Free. With the aid of the SGI service provider's software,  the SGI supplier smelters and refiners were assigned a risk rating of High, Medium or Low based on the following scoring criteria: 1) the smelter or refiners recognition via a regulated body –which validates its facility designation (Smelter CID Number is the primary method), 2) the risk level of the country in which the smelter exists, 3) Smelter/Refiner certification via the Conflict-Free Sourcing Initiative (CFSI) or the London Bullion Market Association (LBMA) Responsible Gold Programme and 4) the supplier risk based on the likelihood the supplier provides 3TGs that may originate from non-Conflict-Free sources.

Additionally, SGI's direct suppliers were evaluated on the strength of their own programs to further assist in supply chain risk identification.  SGI suppliers may still be undergoing their own conflict minerals due-diligence process and do not have answers beyond "unknown". For this reason, evaluating and tracking the strength of an SGI supplier's program assists SGI in meeting the OECD Due Diligence Guidelines and in making key risk mitigation decisions. The criteria used to evaluate the strength of an SGI supplier's program were:

•	Existence of a policy that includes DRC conflict-free sourcing
•	Implementation of due diligence measures for conflict-free sourcing
•	Verification efforts of information received from supply chain during due diligence by the SGI supplier
•	Existence of corrective action management by the SGI supplier

(3) Design and Implementation of a Process to Respond to Risks
SGI is taking the following steps to obtain additional information regarding smelters or refiners in its supply chain:
•	Work with suppliers to move to the most updated CMRT on which new smelter identification numbers have been assigned.
•	Require the use of smelter identification numbers in order to deem supplier responses complete.
•	Require suppliers to inform SGI of the correlation between smelters they identify and the products and parts they supply to SGI.
•	Compare the list of facilities identified by suppliers to the CFSI, DoC or LBMA lists of certified smelters.
•	Continue to assess the strength of the suppliers' compliance program.
•	Consider replacing suppliers that are found to use smelters or refiners that have been linked to armed conflict in covered countries based on SGI's due diligence process.

(4) Use of Resources Provided by Industry Organizations and Independent Third Party Audits of Refiner's Due Diligence Practices

SGI does not typically have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within our supply chain. We rely on and will continue to rely on the audits conducted by independent third parties of smelters' and refiners' sourcing, such as those made available through the CFSI's Conflict-Free Smelter Program.  SGI supplier responses to the CMRT which named facilities as smelters or refiners were compared to the list of smelters and refiners maintained by the Conflict-Free Sourcing Initiative ("CFSI"), the United States Department of Commerce (DoC) and the London Bullion Market Association (LBMA) to confirm that the named smelter was listed as valid and conflict-free.

(5) Preparation of Annual Conflict Minerals Report with Supply Chain Due Diligence

SGI reports annually on supply chain due diligence by filing a Form SD and Conflict Minerals Report with the SEC. SGI's Form SD and Conflict Minerals Report can be found in the list of SEC filing on SGI's Investor Relations page: http://investors.sgi.com/sec.cfm

Results

SGI reviewed the information reported by our direct suppliers through the survey process and available to SGI from the CFSI, among others. As of May 6th 2016, SGI had received responses from 97% of its surveyed suppliers.   From the responses with completed forms, 278 of SGI direct suppliers were reported to provide products or have a supply chain that provides products containing 3TGs. Those which claimed that products they provide to SGI contain 3TGs were asked to include smelter and refiner information on the smelter tab of their CMRT.

In spite of SGI's Due Diligence Measures, some suppliers within SGI's supply chain are still unable to provide the smelters or refiners used for products supplied.  Furthermore, other suppliers provided responses at the company or division level and indicated an "unknown" status in terms of determining the origin of conflict minerals. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and our service provider continues to follow up and urge these suppliers to resubmit with increased smelter information. There are some suppliers still unable to provide the smelters or refiners used for materials supplied to us.

Appendix A lists the 320 validated CFSI smelters and refiners that the surveyed suppliers reported to us as being in their supply chains. Appendix B includes an aggregated list of the countries of origin in which the reported facilities collectively source 3TGs, based on the information provided by suppliers and the CFSI.

The large majority of the responses received either provided data at a company or subsidiary level and chose not to provide information at the component level, or did not specify the smelters or refiners used for components supplied to SGI. Accordingly, we are unable to determine, in those cases, whether any of the 3TGs reported by the suppliers were contained in components or parts supplied to us, or to validate that any of the smelters or refiners identified are actually in our supply chain. Thus, the smelters or refiners identified by our direct suppliers contained in the tables below may contain smelters or refiners that processed conflict minerals that our Direct Suppliers supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether the smelters or refiners included in the tables below were used to process the conflict minerals necessary to the functionality or production of our products during 2015. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed above were the country of origin of conflict minerals in our products during 2015, and therefore also unable to conclusively determine the source and chain of custody of those conflict minerals.

Steps to Further Mitigate Risk and Improve Due Diligence in 2016

SGI will continue to focus its efforts with its direct suppliers on gathering information via the CMRT reporting template and, as the program progresses, on requiring full completion of all necessary smelter and refiner identification information to enable the validation and disclosure of the smelters and refiners, as well as the tracing of the 3TGs to their location of origin.

Additionally, SGI intends to take the following due diligence steps to further mitigate any risk that the necessary 3TGs in products could benefit armed groups in the Covered Countries:

a.
Provide guidance to SGI's direct suppliers for appropriate management of responses to SGI supplier queries and provision of complete responses needed for conflict mineral regulations, including accurate smelter disclosures needed to trace 3TGs to their origin, and in doing so, work towards validating smelters identified by SGI direct suppliers.

b.	Update the number of suppliers requested to supply information as the supplier base increases or changes.
c.	Engage with SGI direct suppliers to educate them on the regulatory requirements with the aim of increasing the response rate and improving the content of the supplier survey responses.
d.
If identified, engage SGI direct suppliers that provide SGI with 3TGs from sources supporting conflict in the Covered Countries, in order to establish an alternative source of 3TG that does not support such conflict.

e.	Stay abreast of the best practices and process changes recommended by OECD and relevant trade associations.
f.   Continue to leverage the expertise provided by third parties, including Assent.

Appendix A:
The table below provides the 320 CFSI-validated smelters or refiners from the total list identified by our direct suppliers that may have been used to process 3TGs necessary to the functionality or production of our products in 2015.  Facilities that have been certified as conflict-free by an internationally-recognized validation organization for 3TG smelters and refiners are designated in the column furthest to the right, where the word "Yes" indicates that such an organization validated them as conflict-free.

Metal	Standard Smelter Name	Facility Location	Conflict Free?
Gold	Advanced Chemical Company	UNITED STATES	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Unknown
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus SA	SWITZERLAND	Yes
Gold	Asahi Pretec Corporation	JAPAN	Yes
Gold	Asahi Refining Canada Limited	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Bauer Walser AG	GERMANY	Unknown
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Cendres + Métaux SA	SWITZERLAND	Unknown
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Chugai Mining	JAPAN	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Unknown
Gold	DODUCO GmbH	GERMANY	Yes

Gold	Dowa	JAPAN	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Faggi Enrico S.p.A.	ITALY	Unknown
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Unknown
Gold	Geib Refining Corporation	UNITED STATES	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Company Limited	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Unknown
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Lingbao Gold Company Limited	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown

Gold	Materion	UNITED STATES	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Unknown
Gold	Metalor Technologies SA	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Unknown
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Gold	PAMP SA	SWITZERLAND	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox SA	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	SAAMP	FRANCE	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Unknown
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes
Gold	SEMPSA Joyería Platería SA	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	So Accurate Group, Inc.	UNITED STATES	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Tony Goetz NV	BELGIUM	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	Unknown
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Valcambi SA	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	Yes
Tantalum	Duoluoshan	CHINA	Yes
Tantalum	E.S.R. Electronics	UNITED STATES	Unknown
Tantalum	Exotech Inc.	UNITED STATES	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Unknown

Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes
Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes
Tin	Alpha	UNITED STATES	Yes
Tin	An Thai Minerals Company Limited	VIET NAM	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	Unknown

Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Dua Sekawan	INDONESIA	Unknown
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Serumpun Sebalai	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA	Unknown
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Dowa	JAPAN	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Unknown
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes
Tin	EM Vinto	BOLIVIA	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Unknown
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes
Tin	Melt Metais e Ligas S/A	BRAZIL	Yes
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes

Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	Phoenix Metal Ltd.	RWANDA	Unknown
Tin	PT Alam Lestari Kencana	INDONESIA	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Kudai Tin	INDONESIA	Unknown
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Fang Di MulTindo	INDONESIA	Unknown
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Justindo	INDONESIA	Yes
Tin	PT Karimun Mining	INDONESIA	Unknown
Tin	PT Kijang Jaya Mandiri	INDONESIA	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Unknown
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Seirama Tin Investment	INDONESIA	Unknown
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tirus Putra Mandiri	INDONESIA	Unknown
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Rui Da Hung	TAIWAN	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown

Tin	VQB Mineral and Trading Group JSC	VIET NAM	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	ACL Metais Eireli	BRAZIL	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	H.C. Starck GmbH	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Unknown
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Kennametal Fallon	UNITED STATES	Unknown
Tungsten	Kennametal Huntsville	UNITED STATES	Yes

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Unknown
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	Yes
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes

Appendix B:
This list below includes possible countries of origin of 3TGs used in the manufacture of products containing conflict minerals that are necessary to the functionality or production of our products.  The list is based on publicly available information, our reasonable country of origin investigation, and other due diligence. For the reasons described in this Report, these possible countries of origin cannot necessarily be linked to our products.

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D'Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.